                                                                    EXHIBIT 5.1


                [Letterhead of Krugman Chapnick & Grimshaw LLP]


                                           May 22, 1997

Electronic Retailing Systems
  International, Inc.
372 Danbury Road
Wilton, Connecticut 06897

Dear Sirs:

        We have acted as counsel for Electronic Retailing Systems International, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-4 (No. 333-21893) (the "Registration Statement") filed by the Company under the Securities Act of 1933 with respect to $147,312,000 aggregate principal amount at maturity of the Company's 13 1/4% Senior Discount Notes due 2004 (the "New Notes"), which are to be offered in exchange for an equivalent principal amount at maturity of the Company's
13 1/4% Senior Discount Notes due 2004 (the "Old Notes"), as more fully described in the Registration Statement. The New Notes will be issued pursuant to an Indenture dated as of January 24, 1997 (the "Indenture") between the Company and United States Trust Company of New York, as trustee (the "Trustee").

        In connection with the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, we advise you that in our opinion:

                (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and

                (ii) When (a) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (b) the New Notes have been duly authorized, executed, issued and delivered in accordance with resolutions duly adopted by the Board of Directors of the Company and the terms of the Indenture, and delivered in exchange for the Old Notes as contemplated in the Registration Statement, and assuming adoption of resolutions by the Board of Directors approving the issuance and exchange thereof for the Old Notes and due authentication by the Trustee, the New Notes will constitute valid and binding obligations of the Company in accordance with the terms thereof and of the Indenture.


        This opinion is not rendered with respect to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

        We express no opinion herein as to the applicability or effect of (i) any bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or (ii) general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

        Notwithstanding any other matter set forth herein, we express no opinion herein with respect to or under the Investment Company Act of 1940 or any "blue sky" or state securities laws, or any rules and regulations thereunder, or the effects of any such provision.

        To the extent that matters of fact are involved in the conclusions expressed in the opinions set forth above, such opinions are based upon certificates and statements of public officials and of officers of the Company, without independent investigation by us. In rendering the foregoing opinions, we have also assumed the genuineness of all signatures on documents not signed in our presence, the authenticity of all documents submitted to us as originals, the conformity with the originals submitted to us as copies, and the due authorization, execution and delivery of the Indenture by the Trustee.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                        Very truly yours,



                                        Krugman Chapnick & Grimshaw LLP